PRESS RELEASE

Innospec REPORTS SECOND QUARTER FINANCIAL RESULTS

GAAP Diluted EPS $0.12 vs. $0.03

Excluding Special Items, Diluted EPS $0.30 vs. $0.23

Newark, Del. - August 4, 2009 - Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the second quarter ended June 30, 2009.

Total net sales for the second quarter were $137.0 million, down 6% from $145.3 million in the corresponding period last year. Net income was $3.0 million, or $0.12 per diluted share, compared with $0.8 million, or $0.03 per diluted share, a year ago. EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the quarter was $10.8 million, a 9% increase from $9.9 million a year ago.

The results for both periods include several special items, which are summarized in the table below. For the second quarter of 2009, these items had a combined negative impact on net income of $4.5 million, or $0.18 per diluted share; a year ago, similar items reduced net income by $4.8 million, or $0.20 per diluted share. Excluding these items from both periods, diluted earnings per share for the second quarter of 2009 were $0.30, a 30% increase from $0.23 a year ago.

EBITDA and net income excluding special items, and related per share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.
	Quarter ended June 30, 2009		Quarter ended June 30, 2008
	After-tax (in millions)	Per diluted share	After-tax (in millions)	Per diluted share

Net income	$3.0	$0.12	$0.8	$0.03

Oil for Food legal and professional expenses	4.0	0.16	-	-
Octane Additives business goodwill impairment	0.5	0.02	1.0	0.04
Foreign exchange (gains)/losses	(0.3)	(0.01)	0.6	0.03
Restructuring charge	0.3	0.01	0.7	0.03
Acquisition-related costs	-	-	2.5	0.10
	4.5	0.18	4.8	0.20

Net income excluding special items	$7.5	$0.30	$5.6	$0.23

For the first six months of 2009, total revenues of $285.1 million were down 9% from $314.0 million in the corresponding period last year. Net income for the first half was $9.4 million, or $0.38 per diluted share, compared with $8.1 million, or $0.33 per diluted share, a year ago. EBITDA for the first six months of 2009 was $26.8 million, compared with $29.5 million in last year's first half.

"Innospec's second quarter operating results were excellent in light of the current economic environment," said Patrick Williams, President and Chief Executive Officer. "Our largest business, Fuel Specialties, again outperformed its industry, delivering a 6% volume gain in the face of very weak fuel consumption across many of its global markets. However, pricing pressures and currency translation led to slight declines in the segment's reported sales and operating income. In Active Chemicals, the turnaround in our performance is beginning to gather momentum, as the segment delivered its second consecutive quarter of strong margin improvement despite continued soft market conditions. In Octane Additives, sales rebounded as expected from a slow first quarter, although gross margins were affected by an unfavorable sales mix and higher unit production costs."

Operating income in Fuel Specialties for the second quarter was $14.1 million, down 7% from $15.2 million a year ago. The segment's gross margin was 32.4%, compared with 34.3% in last year's second quarter. Its net sales for the quarter declined 2%, to $92.1 million. By region, sales rose 5% in the Americas, but were down 10% in the Europe, Middle East and Africa (EMEA) region and 7% in the Asia-Pacific region.

Active Chemicals reported second quarter operating income of $2.8 million, compared with an operating loss of $2.4 million a year ago. The segment's gross margin was 22.0%, up from 17.4% in the first quarter and 5.3% a year ago. Net sales in Active Chemicals were $31.8 million, down 16% from last year's second quarter. By region, sales declined 9% in the Americas and 27% in the EMEA region, but were up 20% in the Asia-Pacific region. Excluding the polymers business, the segment's net sales declined 7% and its gross margin was 25.9%, compared with 2.1% a year ago.

The Octane Additives segment reported a $3.6 million operating loss for the quarter, compared with operating income of $3.5 million a year ago. These results include $5.9 million in legal and professional expenses and accruals in respect of the United Nations Oil for Food Program and related investigations for the second quarter of 2009. The segment's gross margin for the quarter was 30.5%, compared with 51.9% a year ago. Octane Additives' net sales for the quarter were $13.1 million, unchanged from a year ago.

Corporate costs for the quarter were $4.8 million, compared with $5.7 million (excluding $3.9 million in expenses related to potential acquisitions) in last year's second quarter. The Company recorded a $0.3 million after-tax foreign exchange gain in the quarter, compared with losses of $0.6 million a year ago. Innospec also incurred a $1.5 million pre-tax non-cash charge related to its pension plan, compared with a $0.6 million charge a year ago. The effective tax rate for the quarter adjusted for Octane Additives business goodwill impairment was 32.7%, compared with 35.7% a year ago.

The Company generated net cash from operations of $18.3 million for the quarter primarily due to working capital reductions, as the business slowed, and the timing of other cash flows. These cash flows are expected to reverse over the second half of the year. As of June 30, 2009, Innospec had net debt of $21.5 million, compared with stockholders' equity of $247.9 million.

Mr. Williams concluded, "The recent changes we have made in our management teams are paying off, and the overall strength of our people is clearly evident as we continue to build our business in these turbulent times. Our innovative approach to new product development and meeting customers' needs is also serving us well. I remain highly confident that Innospec's core ongoing businesses in Fuel Specialties and Active Chemicals are capable of driving significant growth and value for our shareholders over the longer term."

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA and net income excluding special items, and related per share amounts. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense (net), income taxes, depreciation, amortization and impairment of Octane Additives business goodwill. Net income excluding special items is net income per our consolidated financial statements adjusted for the exclusion of charges for Oil for Food legal and professional expenses, impairment of Octane Additives business goodwill, foreign exchange (gains)/losses, restructuring charge and acquisition-related costs. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company's underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company's operations. While the Company believes that such measures are useful in evaluating the Company's performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company's performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 1,000 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers' processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements (covered by words like "expects", "anticipates", "may", "believes" or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, all of the Company's guidance in respect of sales, gross margins, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions, including in respect of the general business environment, regulatory actions or changes. If the risks or uncertainties materialize or assumptions prove incorrect or change, our actual performance or results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Kate Davison

Innospec Inc.

+44-151-348-5825

Kate.Davison@innospecinc.com

Tom Pratt

RF|Binder Partners

+1-212-994-7563

Tom.Pratt@RFBinder.com

Schedule 1

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended June 30		Six Months Ended June 30

	2009	2008	2009	2008
(in millions except per share data)

Net sales	$137.0	$145.3	$285.1	$314.0
Cost of goods sold	(96.2)	(104.2)	(194.1)	(221.2)
Gross profit	40.8	41.1	91.0	92.8

Selling, general and administrative	(28.7)	(29.1)	(54.4)	(60.9)
Research and development	(4.0)	(3.9)	(7.2)	(7.6)
Restructuring charge	(0.4)	(1.1)	(1.7)	(1.6)
Amortization of intangible assets	(1.1)	(2.0)	(2.3)	(4.1)
Impairment of Octane Additives business goodwill	(0.5)	(1.0)	(1.1)	(2.1)
Profit on disposal	-	0.4	-	0.4
	(34.7)	(36.7)	(66.7)	(75.9)
Operating income	6.1	4.4	24.3	16.9
Other net income/(expense)	0.3	(1.3)	(6.8)	(0.8)
Interest expense (net)	(1.7)	(1.3)	(3.3)	(2.6)
Income before income taxes	4.7	1.8	14.2	13.5
Income taxes	(1.7)	(1.0)	(4.8)	(5.4)
Net income	$3.0	$0.8	$9.4	$8.1

Earnings per share Basic	$0.13	$0.03	$0.40	$0.34
Diluted	$0.12	$0.03	$0.38	$0.33

Weighted average shares Basic	23,639	23,505	23,621	23,593
outstanding (in thousands) Diluted	24,600	24,130	24,604	24,225

Schedule 2A

INNOSPEC INC. AND SUBSIDIARIES

SEGMENTAL ANALYSIS
ANALYSIS OF BUSINESS UNIT RESULTS
	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
(in millions)

Net sales
Fuel Specialties	$92.1	$94.3	$205.6	$208.9
Active Chemicals	31.8	37.9	61.1	73.4
Octane Additives	13.1	13.1	18.4	31.7
	137.0	145.3	285.1	314.0

Gross profit
Fuel Specialties	29.8	32.3	72.2	71.7
Active Chemicals	7.0	2.0	12.1	6.8
Octane Additives	4.0	6.8	6.7	14.3
	40.8	41.1	91.0	92.8

Operating income
Fuel Specialties	14.1	15.2	41.3	38.8
Active Chemicals	2.8	(2.4)	4.0	(2.3)
Octane Additives	(3.6)	3.5	(9.4)	0.5
FAS 158/87 pension (charge)	(1.5)	(0.6)	(3.0)	(1.2)
Corporate costs	(4.8)	(9.6)	(5.8)	(15.6)
	7.0	6.1	27.1	20.2

Restructuring charge	(0.4)	(1.1)	(1.7)	(1.6)
Impairment of Octane Additives business goodwill	(0.5)	(1.0)	(1.1)	(2.1)
Profit on disposal	-	0.4	-	0.4
Total operating income	$6.1	$4.4	$24.3	$16.9

Schedule 2B
NON GAAP MEASURES
	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
(in millions)

Net income	$3.0	$0.8	$9.4	$8.1
Interest expense (net)	1.7	1.3	3.3	2.6
Income taxes	1.7	1.0	4.8	5.4
Depreciation and amortization	3.9	5.8	8.2	11.3
Impairment of Octane Additives business goodwill	0.5	1.0	1.1	2.1
EBITDA	10.8	9.9	26.8	29.5

Fuel Specialties	15.1	16.6	43.5	41.3
Active Chemicals	4.4	(0.7)	7.1	1.0
Octane Additives	(2.8)	5.4	(7.8)	4.4
FAS 158/87 pension (charge)	(1.5)	(0.6)	(3.0)	(1.2)
Corporate costs	(4.3)	(8.8)	(4.5)	(14.0)
	10.9	11.9	35.3	31.5
Restructuring charge	(0.4)	(1.1)	(1.7)	(1.6)
Profit on disposal	-	0.4	-	0.4
Other net income/(expense)	0.3	(1.3)	(6.8)	(0.8)
EBITDA	$10.8	$9.9	$26.8	$29.5

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	June 30 2009	December 31 2008
Assets	(in millions)
Current assets
Cash and cash equivalents	$44.5	$13.9
Accounts receivable (less allowance of $2.1 and $2.8, respectively)	77.0	89.9
Inventories	124.4	138.3
Prepaid expenses	5.5	4.4
Prepaid income taxes	10.9	10.1
Total current assets	262.3	256.6

Property, plant and equipment	52.5	53.5
Goodwill - Octane Additives	7.9	9.0
Goodwill - Other	139.2	139.2
Intangible assets	26.0	28.3
Deferred finance costs	2.8	0.5
Deferred income taxes	9.1	7.2
Other non-current assets	1.0	-
Total assets	$500.8	$494.3
Liabilities and Stockholders' Equity
Accounts payable	$47.3	$55.4
Accrued liabilities	60.0	46.3
Short-term borrowing	10.0	73.0
Current portion of plant closure provisions	4.9	4.1
Current portion of unrecognized tax benefits	16.0	9.2
Current portion of deferred income	0.1	0.1
Total current liabilities	138.3	188.1

Long-term debt, net of current portion	56.0	-
Plant closure provisions, net of current portion	21.9	22.8
Unrecognized tax benefits, net of current portion	19.9	25.6
Pension liability	13.8	13.8
Other non-current liabilities	2.2	13.9
Deferred income, net of current portion	0.8	0.8
Total stockholders' equity	247.9	229.3
Total liabilities and stockholders' equity	$500.8	$494.3

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months Ended June 30
	2009	2008
	(in millions)
Cash Flows from Operating Activities

Net income	$9.4	$8.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9.3	11.6
Impairment of Octane Additives business goodwill	1.1	2.1
Deferred income taxes	(1.9)	(1.8)
(Profit) on disposal of property, plant and equipment	-	(0.4)
Changes in working capital	37.9	(0.8)
Excess tax deficiency/(benefit) from stock based payment arrangements	0.1	(2.1)
Income taxes and other current liabilities	(0.7)	(9.0)
Movement on plant closure provisions	(0.1)	0.6
Movement on pension asset/(liability)	-	(2.6)
Stock option compensation (credit)/charge	(0.1)	2.0
Movements on other non-current assets and liabilities	(9.4)	(4.5)
Net cash provided by operating activities	45.6	3.2
Cash Flows from Investing Activities

Capital expenditures	(3.3)	(4.3)
Proceeds on disposal of property, plant and equipment	-	1.3
Net cash (used in) investing activities	(3.3)	(3.0)
Cash Flows from Financing Activities

Net (repayment)/receipt of revolving credit facility	(2.0)	16.0
Repayment of term loan	(55.0)	(20.0)
Receipt of term loan	50.0	-
Receipt of short-term borrowing	-	4.0
Refinancing costs	(3.6)	-
Dividend paid	(1.2)	(1.2)
Excess tax (deficiency)/benefit from stock based payment arrangements	(0.1)	2.1
Issue of treasury stock	0.2	1.8
Repurchase of common stock	-	(10.5)
Net cash (used in) financing activities	(11.7)	(7.8)
Effect of exchange rate changes on cash	-	(0.3)
Net change in cash and cash equivalents	30.6	(7.9)
Cash and cash equivalents at beginning of period	13.9	24.3
Cash and cash equivalents at end of period	$44.5	$16.4

Amortization of deferred finance costs of $1.1m (2008 - $0.3m) are included in depreciation and amortization in the cash flow statement but in interest in the income statement.